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                                                              EXHIBIT 10.15(2)

        THE PURCHASE or PROMISSORY NOTE AND ASSIGNMENT OF SECURITY AGREEMENT made as of the 30th day of September 1992



BY AND BETWEEN       PAFCO GENERAL INSURANCE COMPANY, a corporation duly
                     constituted pursuant to the laws of the State of Indiana having its head office in the City of Indianapolis (hereinafter referred to as "Pafco")



AND GRANITE REINSURANCE COMPANY LTD. a corporation duly constituted pursuant to the laws of Barbados having its head office in the City of Bridgetown, Barbados (hereinafter referred to as "Granite Re")


WHEREAS    Cliffstan Investments, Inc. is a corporation duly    incorporated
under the laws of the State of Nevada with offices situated in the City of Las Vegas, State of Nevada (hereinafter referred to as "Cliffstan");

AND WHEREAS Pafco did on or about the first day of September 1989 lend to Cliffstan the sum of $1,700,000 U.S. funds, the whole as evidenced by promissory note dated September 1, 1989 a copy of which is attached hereto as Schedule "A";

AND WHEREAS the above mentioned loan has been renewed from time to time to expire the 30th day of September 1992, the whole as evidenced by copies of two letters of renewal dated September 15, 1990 and June 25, 1991, respectively, attached hereto as Schedule "B", the said Promissory Note and renewals being collectively referred to as the "Pafco Promissory Note";

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AND WHEREAS as security for the above loan, Pafco received from Gage North
Holdings Inc., a corporation incorporated pursuant to the laws of Ontario having its head office in the City of Hamilton, Ontario (hereinafter referred to as "Gage North") an unconditional guarantee of all amounts due to Pafco from Cliffstan and as security for the said guarantee Pafco received a mortgage on real property owned by Gage North, the whole as evidenced by a copy of the said guarantee and mortgage attached hereto as Schedule "C", the said guarantee and mortgage being hereinafter collectively referred to as the "Collateral Security";

AND WHEREAS Granite Re now wishes to purchase the Pafco Promissory Note together with the Collateral Security and Pafco wishes to sell same on the terms and conditions outlined hereinbelow;

NOW THEREFORE this agreement witnesses that in consideration of the premises and the covenants contained herein the parties hereto agree as follows:

Preamble

     1.   The preamble shall form part hereof as if fully recited at length.

Cliffstan Acknowledgment

     2. The addendum attached hereto as Schedule "D" shall be executed by Cliffstan acknowledging, inter alia, that the Pafco Promissory Note is now payable on written demand in the principal amount of $2,045,201 U.S. funds, being the original principal amount plus accrued and outstanding interest of $345,201.00 U.S.

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Purchase and Sale

    3. Granite Re hereby purchases from Pafco and Pafco hereby without recourse sells, transfers and assigns to Granite Re the Pafco Promissory Note as amended and acknowledged by Cliffstan (Schedules
        A and B and D), hereinafter collectively referred to as the "Promissory Note", subject to the terms and conditions hereof.

Purchase Price

    4.  The purchase price payable by Granite Re to Pafco for the Promissory
        Note is the principal amount of $2,045,201 plus interest commencing October 1, 1992 on the outstanding principal amount accruing at the simply interest rate of 7.8% per annum, all of which shall be paid in accordance with the following schedule of payments:

   (i) On or about September 30, 1992, Granite Re shall pay to Pafco the sum of $345,201.00;
  (ii) Interest shall be paid quarterly in arrears with the first such payment due December 31, 1992; and
 (iii)  Principal payments shall be paid quarterly in the amount of
        $200,000.00 per quarter, the first such payment to be   made December
        31, 1992, which payments shall continue until the full amount of the principal has been paid (the last principal payment being adjusted accordingly).

  (iv) In the event that Granite Re fails to make any payment as required by this paragraph 4 within sixty days from the date on which said payment is due, Pafco may, at its option, declare the entire principal balance then outstanding, together with all accrued and unpaid interest, to be due and payable upon written notice to Granite Re that it is making such declaration.

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Collateral security

     5. Pafco shall retain title to the Promissory Note and Collateral Security until such time as the full amount of the purchase price has been paid by Granite Re. Until that time, Pafco acknowledges and agrees that Granite Re has a beneficial interest in the Promissory Note and Collateral Security to the extent and in the amount of the payments made by Granite Re at any time.


     6. At such time as the full amount of the purchase price has been paid, Pafco agrees to transfer and assign to Granite Re the Promissory Note and the Collateral Security held by Pafco.


Beneficial Interest

     7. During the interim period until Granite Re has paid in full for the Promissory Note, Pafco agrees that it will at all times recognize and protect Granite Re's beneficial interest in the Collateral Security. Granite Re hereby appoints Pafco, and Pafco accepts such appointment, as trustee to act on its behalf in respect to its interest in the Collateral Security until such time as the purchase price has been paid in full.


Right of Action

     8. Pafco shall have the right to initiate and maintain any demand, claim, action, suit, cause of action or other right available to it in law in respect to the Promissory Note and the Collateral Security for the full amount of the Promissory Note as remains outstanding from time to time (plus outstanding interest, fees and expenses),







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          regardless of how much of the purchase price has been paid by Granite
          Re, until such time as the purchase price has been paid in full, subject to distribution of any proceeds from any realization in accordance with the provisions hereof.


Proceeds of Realization

      9. In the event of any realization in respect to the Collateral Security held by Pafco, then the parties agree that Pafco is to first use the proceeds from any such realization to pay in full the outstanding principal and interest due to it and fees and expenses incurred in the said realization and then any surplus shall be paid to Granite Re to the extent of all payments made by Granite Re to Pafco to the date of such realization. Any funds remaining thereafter shall be paid to Cliffstan or Gage North as the case may be.


Payments by Cliffstan

     10. In the event that Cliffstan makes any payments pursuant to its obligations under the Promissory Note, then such payments shall be made to Pafco until such time as the purchase price has been paid in full and shall first be applied by Pafco to satisfy outstanding interest due and thereafter to reduce the outstanding principal amount owed. The purchase price to be paid by Granite Re shall be adjusted accordingly and at such time as the full amount of the purchase price has been paid, the parties agree that the Promissory Note and Collateral Security shall be duly assigned to Granite Re and all further payments from Cliffstan shall be made to Granite Re, first to be applied in reduction of outstanding interest.


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Covenants by Pafco

11. Pafco hereby covenants, represents and warrants to Granite Re as follows:
     a) The Pafco Promissory Note is owned by Pafco with good and marketable title, free and clear of all charges and encumbrances and restrictions whatsoever.
     b) There are no claims, actions, suits, requests, investigations or proceedings outstanding regarding the Pafco Promissory Note.
     c) The sale, transfer and assignment of the Promissory Note by Pafco will not violate or result in any default under any agreement or any statute, regulation, order or law to which Pafco is a party or subject to which Pafco is bound.
     d) The mortgage charge on Gage North real property and the Assignment of Mortgage are and will be valid obligations in favour in Pafco and Granite Re, respectively, and Pafco has all the power, capacity and authority to transfer and assign same.



Covenants by Granite Re

     12. Granite Re hereby covenants, represents and warrants to Pafco as follows:
     a) Granite Re is a corporation duly incorporated and validly existing under the laws of Barbados and has the requisite corporate capacity and authority to purchase the Promissory Note from Pafco and to enter into this agreement and to carry out the transactions contemplated herein;
     b) No consent, approval or authorization under any applicable law or any governmental authority having



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          jurisdiction is required in respect to the purchase of the Promissory
          Note from Pafco and to enter into this agreement and to carry out the transactions contemplated herein;



Survival of Covenants

     13. The covenants, representations and warranties of Pafco and Granite Re contained in this agreement and contained in any document given pursuant hereto shall be true and correct, valid and enforceable after this date and shall survive hereafter.



Entire Agreement

     14.  This agreement shall constitute the entire agreement between the
          parties hereto pertaining to the subject matter hereof.   This
          agreement supersedes any prior or contemporaneous contracts, negotiations and discussions, of the parties in respect to the subject matter hereof. No amendment, waiver or termination of this agreement shall be binding unless executed in writing by the party to be bound thereby and no such amendment or waiver shall extend to anything other than the specific subject matter thereof.


Governing Law

     15. This agreement shall be governed by and construed in accordance with the laws of the State of Indiana.


Notice

     16. Any notice provided for in this agreement shall be in writing directed to the party to whom it is delivered and shall be delivered or given at the following addresses:


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To Pafco
                        Pafco General Insurance Company
                              4720 Kingsway Drive
                             Indianapolis, Indiana
                                     46205
                          Attention: Douglas H. Symons



To Granite Re
                          Granite Reinsurance Company
                                 Collymore Rock
                             St. Michael, Barbados
                                  West Indies
                          Attention: G. Gordon Symons


          Each party may change its address for the purposes of this section from time to time by giving written notice of such change to the other parties in accordance with this section.



Other Actions

     17. The parties hereto shall do all such things and provide all such reasonable assurances as may be required to consummate the transaction contemplated hereby and each party shall provide such further documents or instruments required by the other party as may reasonably be necessary or desirable to effect the purpose of this agreement and carry out its provisions.



Execution in Counterparts

     18. This agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts






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          shall together constitute one and the same instrument. Execution by facsimile transmission or other such electronic means shall be deemed to be equivalent to the execution of the documents in their original form, subject to the ultimate delivery and receipt of signed originals.


IN WITNESS WHEREOF this agreement has been executed by the parties hereto by their authorized representatives as of the date indicated hereinabove.


PAFCO GENERAL INSURANCE COMPANY         GRANITE REINSURANCE COMPANY LTD.


Per: /s/ Douglas Symons                     Per: /s/ G. Symons
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This agreement and the terms and provisions hereof are hereby acknowledged  and accepted by the underesigned effective as of September 30, 1992. Gage North hereby agrees that its guarantee dated September 1, 1989 shall continue in full force and effect with respect to the Pafco Promissory Note as amended by the Addendum which is attached-hereto as Schedule "D".



CLIFFSTAN INVESTMENTS INC.              GAGE NORTH HOLDINGS INC.

Per: /s/ Cannot read signatures           Per: /s/ Cannot read signatures
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